ARTICLES OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                           TECON, INC.


          Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST:    The name of the corporation is Tecon, Inc. (the
"Corporation").

          SECOND:   The following amendment to the Articles of
Incorporation of the Corporation was duly adopted by the stockholders of the Corporation at a meeting held May 3, 1999, in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

                            ARTICLE I

          The name of this Corporation is "BUYIT.COM, INC."

          THIRD:    The amendment does not provide for any
reclassification of the outstanding securities of the Corporation.

          FOURTH:   The amendment changing Article I to the Articles of
Incorporation was adopted by the stockholders at the meeting held May 3, 1999, in accordance with the Utah Revised Business Corporation Act.

          FIFTH:    This amendment was not adopted by the incorporators or
the Board of Directors without stockholder action.

          SIXTH:    (a)  The designation and number of outstanding shares
of each class entitled to vote thereon as a class were as follows, to-wit:

               CLASS                    NUMBER OF SHARES

               Common                  8,074,962

                    (b) The number of shares voted for the amendment to change the name of the Corporation was 8,074,962, with none opposing and none abstaining.

          IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the Corporation under the penalties of perjury this 3rd day of May, 1999.
                              TECON, INC.
                              By /s/ Sandip Seth, President
Attest:

/s/ Peter A. Yollin, Secretary